UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vertical Aerospace Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

140-142 Kensington Church Street London, United Kingdom (Address of principal executive offices)	W8 4BN (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value $0.0001 per share Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	New York Stock Exchange LLC New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-257785.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, par value $0.0001 (the “Ordinary Shares”), of Vertical Aerospace Ltd. (the “Registrant”) and warrants to purchase Ordinary Shares (the “Warrants”), to be registered hereunder is set forth under the caption “Description of Pubco Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-4, File No. 333-257785 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on July 9, 2021, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

The Ordinary Shares and the Warrants to be registered hereunder have been approved for listing on the New York Stock Exchange LLC (the “NYSE”) under the symbol “EVTL” and “EVTLW,” respectively.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 15, 2021

VERTICAL AEROSPACE LTD.

By:	/s/ Vincent Casey
Name:	Vincent Casey
Title:	Chief Financial Officer